Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

REPORTED BASIS

	2009		2008		2008	2008		2008
(in millions, except per share data and as noted)	Q1 (14)		Q4		Q3	Q2		Q1
Earnings (Reported Basis)
Net Interest Income	$1,786.8		$1,802.4		$1,806.6	$1,727.8		$1,811.9
Non-Interest Income	1,090.3	(2)	1,368.3	(2)	1,696.9 (2)	1,622.3	(2),(9)	2,056.5	(2),(6),(7)

Total Revenue (1)	2,877.1		3,170.7		3,503.5	3,350.1		3,868.4
Provision for Loan Losses	1,279.1		2,098.9		1,093.9	829.1		1,079.1
Marketing Expenses	162.7		264.9		267.4	288.1		297.8
Restructuring Expenses	17.6		52.8		15.3	13.6		52.8
Goodwill Impairment Charge	—		810.9	(11)	—	—		—
Operating Expenses (3)	1,564.8		1,629.3		1,527.5	1,517.9		1,471.7	(4)

Income (Loss) Before Taxes	(147.1)		(1,686.1)		599.4	701.4		967.0
Tax Rate	40.9%		17.2%		35.6%	34.1%		34.6%
Income (Loss) From Continuing Operations, Net of Tax	$(86.9)		$(1,396.3)		$385.8	$462.5		$632.6
Loss From Discontinued Operations, Net of Tax	(25.0)		(25.2)		(11.7)	(9.6)		(84.1	)(8)

Net Income (Loss)	$(111.9)		$(1,421.5)		$374.1	$452.9		$548.5

Net Income (Loss) Available to Common Shareholders (F)	$(176.1)		$(1,454.3)		$374.1	$452.9		$548.5

Common Share Statistics
Basic EPS: (G)
Income (Loss) From Continuing Operations	$(0.39)		$(3.67)		$1.03	$1.24		$1.71
Loss From Discontinued Operations	$(0.06)		$(0.07)		$(0.03)	$(0.03)		$(0.23)

Net Income (Loss)	$(0.45)		$(3.74)		$1.00	$1.21		$1.48
Diluted EPS: (G)
Income (Loss) From Continuing Operations	$(0.39)		$(3.67)		$1.03	$1.24		$1.70
Loss From Discontinued Operations	$(0.06)		$(0.07)		$(0.03)	$(0.03)		$(0.23)

Net Income (Loss)	$(0.45)		$(3.74)		$1.00	$1.21		$1.47
Dividends Per Common Share	$0.375		$0.375		$0.375	$0.375		$0.375
Tangible Book Value Per Common Share (period end)	$25.11		$28.24		$31.63	$30.77		$29.94
Stock Price Per Common Share (period end)	$12.24		$31.89		$51.00	$38.01		$49.22
Total Market Capitalization (period end)	$4,806.6		$12,411.6		$19,833.9	$14,280.4		$18,442.7
Common Shares Outstanding (period end)	392.7		389.2		388.9	375.7		374.7
Shares Used to Compute Basic EPS	390.5		389.0		372.9	372.3		370.7
Shares Used to Compute Diluted EPS	390.5		389.0		374.3	373.7		372.3

Reported Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$103,445		$99,335		$98,778	$97,950		$99,819
Average Earning Assets	$144,457		$137,799		$133,277	$131,629		$127,820
Average Assets	$168,454		$161,976		$156,958	$154,288		$149,460
Average Interest Bearing Deposits	$100,852		$93,144		$84,655	$78,675		$74,167
Total Average Deposits	$112,138		$104,093		$95,328	$89,522		$84,779
Average Equity	$27,002		$26,658	(13)	$25,046	$24,839		$24,569
Return on Average Assets (ROA)	(0.21)%		(3.45)%		0.98%	1.20%		1.69%
Return on Average Equity (ROE)	(1.29)%		(20.95)%		6.16%	7.45%		10.30%

Reported Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$105,527		$101,018		$97,965	$97,065		$98,356
Total Assets	$177,357		$165,945		$154,783	$150,978		$150,428
Interest Bearing Deposits	$108,696		$97,327		$88,248	$81,655		$76,624
Total Deposits	$121,119		$108,621		$98,913	$92,407		$87,695

Performance Statistics (Reported) (A)
Net Interest Income Growth (annualized)	(3)%		(1)%		18%	(19)%		11%
Non Interest Income Growth (annualized)	(81)%		(77)%		18%	(84)%		(19)%
Revenue Growth (annualized)	(37)%		(38)%		18%	(54)%		(5)%
Net Interest Margin	4.95%		5.23%		5.42%	5.25%		5.67%
Revenue Margin	7.97%		9.20%		10.51%	10.18%		12.11%
Risk Adjusted Margin (B)	4.93%		6.17%		7.90%	7.77%		9.71%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	6.75%		7.84	%(12)	7.33%	7.43%		7.30%
Efficiency Ratio (C)	60.04%		59.74	%(12)	51.23%	53.91%		45.74%

Asset Quality Statistics (Reported) (A)
Allowance	$4,648		$4,524		$3,520	$3,311		$3,273
Allowance as a % of Reported Loans Held for Investment	4.84	%(5)	4.48%		3.59%	3.41%		3.33%
Net Charge-Offs	$1,097	(5)	$1,045		$872	$793		$767
Net Charge-Off Rate	4.41	%(5)	4.21%		3.53%	3.24%		3.07%
Delinquency Rate (30+ days)	3.99	%(5)	4.37%		3.85%	3.43%		3.26%

Full-time equivalent employees (in thousands)	27.5		23.7		23.5	24.0		25.4

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (*)

	2009		2008		2008		2008		2008
(in millions)	Q1 (14)		Q4		Q3		Q2		Q1
Earnings (Managed Basis)
Net Interest Income	$2,743.8		$2,767.9		$2,889.3		$2,788.0		$2,976.8
Non-Interest Income	986.2	(2)	1,183.2	(2)	1,325.6	(2)	1,302.0	(2),(9)	1,606.7	(2),(6),(7)

Total Revenue (1)	3,730.0		3,951.1		4,214.9		4,090.0		4,583.5
Provision for Loan Losses	2,132.0		2,879.3		1,805.3		1,569.0		1,794.2
Marketing Expenses	162.7		264.9		267.4		288.1		297.8
Restructuring Expenses	17.6		52.8		15.3		13.6		52.8
Goodwill Impairment Charge	—		810.9	(11)	—		—		—
Operating Expenses (3)	1,564.8		1,629.3		1,527.5		1,517.9		1,471.7	(4)

Income (Loss) Before Taxes	(147.1)		(1,686.1)		599.4		701.4		967.0
Tax Rate	40.9%		17.2%		35.6%		34.1%		34.6%
Income (Loss) From Continuing Operations, Net of Tax	$(86.9)		$(1,396.3)		$385.8		$462.5		$632.6
Loss From Discontinued Operations, Net of Tax	(25.0)		(25.2)		(11.7)		(9.6)		(84.1	)(8)

Net Income (Loss)	$(111.9)		$(1,421.5)		$374.1		$452.9		$548.5

Net Income (Loss) Available to Common Shareholders (F)	$(176.1)		$(1,454.3)		$374.1		$452.9		$548.5

Managed Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$147,385		$146,586		$147,247		$147,716		$149,719
Average Earning Assets	$185,899		$182,660		$179,753		$179,421		$175,709
Average Assets	$210,133		$207,240		$204,694		$203,308		$198,516
Return on Average Assets (ROA)	(0.17)%		(2.70)%		0.75%		0.91%		1.27%

Managed Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$150,335		$146,937		$147,346		$147,247		$148,037
Total Assets	$219,883		$209,907		$203,452		$200,420		$199,362
Tangible Assets (D)	$206,161		$197,404		$190,141		$187,059		$185,962
Tangible Common Equity (E)	$9,862		$10,990		$12,301		$11,560		$11,220
Tangible Common Equity to Tangible Assets Ratio	4.78%		5.57%		6.47	%(10)	6.18%		6.03%
% Off-Balance Sheet Securitizations	30%		31%		34%		34%		34%

Performance Statistics (Managed) (A)
Net Interest Income Growth (annualized)	(3)%		(17)%		15%		(25)%		(3)%
Non Interest Income Growth (annualized)	(67)%		(43)%		7%		(76)%		10%
Revenue Growth (annualized)	(22)%		(25)%		12%		(43)%		1%
Net Interest Margin	5.90%		6.06%		6.43%		6.22%		6.78%
Revenue Margin	8.03%		8.65%		9.38%		9.12%		10.43%
Risk Adjusted Margin (B)	3.74%		4.65%		5.86%		5.70%		7.06%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	4.74%		5.31	%(12)	4.92%		4.93%		4.87%
Efficiency Ratio (C)	46.31%		47.94	%(12)	42.58%		44.16%		38.61%

Asset Quality Statistics (Managed) (A)
Net Charge-Offs	$1,991	(5)	$1,826		$1,583		$1,533		$1,482
Net Charge-Off Rate	5.52	%(5)	4.98%		4.30%		4.15%		3.96%
Delinquency Rate (30+ days)	4.36	%(5)	4.49%		3.99%		3.64%		3.56%

(*)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q1 2009- $540.0 million, Q4 2008—$591.0 million, Q3 2008—$445.7 million, Q2 2008—$476.0 million, and Q1 2008—$407.6 million.

(2)	Includes the impact from the decrease in fair value of the interest-only strips of $118.7 million in Q1 2009, $131.0 million in Q4 2008, $66.7 million in Q3 2008 and $71.0 million in Q2 2008. In Q1 2008 the Company recorded an increase of $42.8 million to its interest-only strips.

(3)	Includes core deposit intangible amortization expense of $49.2 million in Q1 2009, $46.0 million in Q4 2008, $47.3 million in Q3 2008, $48.5 million in Q2 2008, and $49.8 million in Q1 2008 and integration costs of $23.6 million in Q1 2009, $3.2 million in Q4 2008, $10.3 million in Q3 2008, $27.4 million in Q2 2008, and $28.9 million in Q1 2008.

(4)	In Q4 2007, the Company recognized a pre-tax charge of approximately $140 million for liabilities in connection with the Visa antitrust lawsuit settlement with American Express and estimated possible damages in connection with other pending Visa litigation. In Q1 2008, the Company, in connection with the Visa initial public offering (IPO), reversed approximately $91 million of these legal liabilities.

(5)	Excludes the impact from the Chevy Chase Bank, FSB acquired loan portfolio.

(6)	In Q1 2008 the Company recorded a gain of $109.0 million in non-interest income from the redemption of 2.5 million shares related to the Visa IPO.

(7)	In Q1 2008 the Company repurchased approximately $1.0 billion of certain senior unsecured debt, recognizing a gain of $52.0 million in non-interest income. The Company initiated the repurchases to take advantage of the rate environment and replaced the borrowings with lower-rate unsecured funding.

(8)	In Q1 2008 the Company recorded a pre-tax expense of $104.2 million in discontinued operations to cover expected future claims made under representations and warranties provided by the Company on loans previously sold to third parties by GreenPoint’s mortgage origination operation.

(9)	In Q2 2008 the Company elected to convert and sell 154,991 shares of MasterCard class B common stock. The Company recognized gains of $44.9 million in non-interest income from this transaction.

(10)	The Q3 2008 TCE ratio reflects the issuance of 15,527,000 shares on September 30, 2008 at $49 per share.

(11)	In Q4 2008 the Company recorded impairment of goodwill in its Auto Finance sub-segment of $810.9 million.

(12)	Excludes the impact of the goodwill impairment of $810.9 million.

(13)	Average equity includes the impact of the Company’s participation in the U.S. Treasury’s Capital Purchase Program. The Company issued 3,555,199 preferred shares and 12,657,960 warrants to purchase common shares, while receiving proceeds of $3.56 billion. The allocated fair value for the preferred shares and the warrants to purchase common shares was $3.06 billion and $491.5 million, respectively. The warrants to purchase common shares are included in paid-in capital on the balance sheet.

(14)	Effective February 27, 2009 the Company acquired Chevy Chase Bank, FSB for $475.9 million, which included $9.8 billion in loans and $13.6 billion in deposits. The Company paid cash of $445.0 million and issued 2.6 million shares valued at $30.9 million. See schedule titled “Impact of Chevy Chase Bank, FSB (CCB) Acquisition” for impact on certain balances, statistics and metrics.

STATISTICS / METRIC DEFINITIONS

(A)	Based on continuing operations. Average equity and return on equity are based on the Company’s stockholders’ equity.

(B)	Risk adjusted margin equals total revenue less net charge-offs as a percentage of average earning assets.

(C)	Efficiency ratio equals non-interest expense less restructuring expense divided by total revenue.

(D)	Tangible assets include managed assets less intangible assets.

(E)	Includes stockholders’ equity less preferred shares less intangible assets and related deferred tax liabilities. Tangible Common Equity on a reported and managed basis is the same.

(F)	Net income (loss) available to common shareholders equals net income (loss) less dividends on preferred shares.

(G)	Earnings per share is based on net income (loss) available to common shareholders.

CAPITAL ONE FINANCIAL CORPORATION (COF)

IMPACT OF CHEVY CHASE BANK, FSB (CCB) ACQUISITION

	Q1 2009
			COF w/out
(in millions, except per share data and as noted)	COF	CCB (3)	CCB
Earnings (Reported Basis)
Total Revenue	$2,877.1	$35.9	$2,841.2
Provision for Loan Losses	1,279.1	0.4	1,278.7
Marketing Expenses	162.7	0.5	162.2
Restructuring Expenses	17.6	—	17.6
Operating Expenses	1,564.8	75.0	1,489.8

Income (Loss) From Continuing Operations, Net of Tax	(86.9)	(23.2)	(63.7)
Loss From Discontinued Operations, Net of Tax	(25.0)	—	(25.0)
Net Income (Loss)	$(111.9)	$(23.2)	$(88.7)

Net Income (Loss) Available to Common Shareholders	$(176.1)	$(23.2)	$(152.9)

Common Share Statistics
Diluted EPS	$(0.45)		$(0.39)
Shares Used to Compute Diluted EPS	390.5		389.6

Reported Balance Sheet Statistics (period end) (4)
Investment Securities	$36,418	$1,304	$35,114
Loans (1)	$105,800	$9,701	$96,099
Less: Allowance for Loan and Lease Losses	$(4,648)	$—	$(4,648)

Net Loans	$101,152	$9,701	$91,451
Goodwill	$13,077	$1,114	$11,963
Core Deposit Intangible	$1,005	$227	$778
Total Assets	$177,357	$15,994	$161,363
Total Deposits	$121,119	$14,045	$107,074
Borrowings	$22,868	$1,097	$21,772

Return on Average Assets (ROA) (period average) (4)
ROA (Reported)	(0.21)%		(0.19)%
ROA (Managed)	(0.17)%		(0.15)%

Managed Balance Sheet Statistics (period end) (4)
Loans (1)	$150,608	$9,701	$140,907
Tangible Assets	$206,161		$191,552
Tangible Common Equity	$9,862		$11,133
Tangible Common Equity to Tangible Assets Ratio	4.78%		5.81%

Revenue & Expense Statistics
Revenue Margin (Reported)	7.97%		8.12%
Revenue Margin (Managed)	8.03%		8.15%

Acquired Loan Portfolio (2)
Balance at 2/27/09 before fair value adjustments		$11,684
Fair value adjustments:
Credit Mark		$(2,206)
Yield Mark		$364

Balance at 2/27/09 after fair value adjustments		$9,842

Charge-offs applied to credit mark		$42
Acquired loans delinquency (30+ days) balance		$924
Delinquency rate (30+ days)		9.77%

(1)	Loans are loans held for investment and loans held for sale and include the acquired loan portfolio.

(2)	Includes loans accounted for under SFAS 141R and SOP 03-3. Charge-offs incurred on the acquired portfolio are applied against the credit mark. The yield mark is amortized against the loan yield over the expected life of the loans.

(3)	Includes activity for CCB since acquisition date of February 27, 2009 and costs incurred directly by COF as a result of the acquistion.

(4)	Based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

2009	2008	2008	2008	2008
(in thousands)	Q1	Q4	Q3	Q2	Q1
Local Banking (6):
Interest Income	$1,324,980	$1,512,139	$1,519,217	$1,489,612	$1,575,325
Interest Expense	725,951	869,723	895,481	899,907	1,008,371

Net interest income	$599,029	$642,416	$623,736	$589,705	$566,954
Non-interest income	184,510	189,814	215,701	192,758	215,469
Provision for loan losses	219,369	214,154	81,052	92,043	60,394
Other non-interest expenses	619,854	628,110	622,697	587,211	605,351
Income tax provision	(19,490)	(3,512)	47,491	36,123	40,837

Net income (loss)	$(36,194)	$(6,522)	$88,197	$67,086	$75,841

Loans Held for Investment	$44,458,675	$45,082,981	$44,662,818	$44,270,734	$44,197,085
Average Loans Held for Investment	$44,836,954	$44,810,117	$44,319,475	$44,250,451	$43,887,387
Core Deposits (2)	$67,848,575	$67,546,102	$64,386,336	$63,407,571	$62,811,696
Total Deposits	$79,114,684	$78,938,391	$75,045,812	$74,245,677	$73,387,227
Loans Held for Investment Yield	5.43%	6.08%	6.25%	6.35%	6.75%
Net Interest Margin—Loans (3)	2.28%	2.11%	1.98%	1.99%	1.92%
Net Interest Margin—Deposits (4)	1.89%	2.12%	2.18%	2.04%	1.93%
Efficiency Ratio (5)	79.11%	75.47%	74.18%	75.05%	77.37%
Net charge-off rate	0.76%	0.90%	0.46%	0.34%	0.31%
Non Performing Loans	$785,279	$565,791	$430,211	$359,017	$249,055
Foreclosed Assets	63,173	63,970	41,290	29,607	24,790

Non Performing Assets (9)	$848,452	$629,761	$471,501	$388,624	$273,845
Non Performing Loans as a % of Loans Held for Investment	1.77%	1.25%	0.96%	0.81%	0.56%
Non Performing Asset Rate (9)	1.91%	1.39%	1.05%	0.88%	0.62%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.53%	5.61%	5.62%	5.31%	5.52%
Number of Active ATMs	1,338	(12)	1,311	1,310	1,303	1,297
Number of Locations	744	(12)	738	739	740	745

National Lending (8):
Interest Income	$2,837,945	$3,104,769	$3,251,446	$3,181,773	$3,530,017
Interest Expense	776,254	921,542	1,019,911	1,014,244	1,121,434

Net interest income	$2,061,691	$2,183,227	$2,231,535	$2,167,529	$2,408,583
Non-interest income	1,005,446	1,151,066	1,195,622	1,164,810	1,226,114
Provision for loan losses	1,848,955	2,602,101	1,678,513	1,470,642	1,677,220
Goodwill impairment charge	—	810,876	(10)	—	—	—
Other non-interest expenses	1,100,770	1,201,764	1,176,396	1,236,567	1,279,171
Income tax provision	41,532	(169,060)	200,626	217,496	236,203

Net income (loss)	$75,880	$(1,111,388)	$371,622	$407,634	$442,103

Loans Held for Investment	$95,753,037	$101,147,134	$101,922,850	$102,201,802	$103,003,402
Average Loans Held for Investment	$98,680,911	$101,038,849	$102,142,752	$102,629,246	$104,973,633
Core Deposits (2)	$478	$2,219	$2,171	$1,954	$2,171
Total Deposits	$1,279,562	$1,459,131	$1,650,507	$1,644,241	$1,774,690
Loans Held for Investment Yield	11.50%	12.29%	12.73%	12.40%	13.45%
Net Interest Margin	8.36%	8.64%	8.74%	8.45%	9.18%
Revenue Margin	12.43%	13.20%	13.42%	12.99%	13.85%
Risk Adjusted Margin	4.88%	6.54%	7.57%	7.31%	8.51%
Non-Interest Expenses as a % of Average Loans Held for Investment	4.46%	4.76	%(11)	4.61%	4.82%	4.87%
Efficiency Ratio (5)	35.89%	36.04	%(11)	34.33%	37.11%	35.19%
Net charge-off rate	7.55%	6.66%	5.85%	5.67%	5.34%
Delinquency Rate (30+ days)	5.70%	5.93%	5.43%	4.87%	4.73%
Number of Loan Accounts (000s)	42,549	44,816	45,314	45,812	48,065

Other (6):
Net interest income	$83,033	$(57,763)	$34,059	$30,761	$1,313
Non-interest income	(203,804)	(157,700)	(85,764)	(55,594)	165,102
Provision for loan losses	63,633	63,043	45,705	6,342	56,598
Restructuring expenses	17,627	52,839	15,306	13,560	52,759
Other non-interest expenses	6,841	64,354	(4,193)	(17,737)	(115,004)
Income tax provision (benefit)	(82,265)	(117,284)	(34,493)	(14,776)	57,451

Net income (loss)	$(126,607)	$(278,415)	$(74,030)	$(12,222)	$114,611

Loans Held for Investment	$10,123,282	$706,639	$760,078	$774,724	$836,041
Core Deposits (2)	$37,853,289	$27,067,784	$20,800,890	$14,800,701	$10,729,004
Total Deposits	$40,724,652	$28,223,267	$22,216,655	$16,517,143	$12,533,025

Total:
Interest Income	$3,888,885	$4,205,821	$4,346,261	$4,270,572	$4,628,257
Interest Expense	1,145,132	1,437,941	1,456,931	1,482,577	1,651,407

Net interest income	$2,743,753	$2,767,880	$2,889,330	$2,787,995	$2,976,850
Non-interest income	986,152	1,183,180	1,325,559	1,301,974	1,606,685
Provision for loan losses	2,131,957	2,879,298	1,805,270	1,569,027	1,794,212
Restructuring expenses	17,627	52,839	15,306	13,560	52,759
Goodwill impairment charge	—	810,876	—	—	—
Other non-interest expenses	1,727,465	1,894,228	1,794,900	1,806,041	1,769,518
Income tax provision	(60,223)	(289,856)	213,624	238,843	334,491

Net income (loss)	$(86,921)	$(1,396,325)	$385,789	$462,498	$632,555

Loans Held for Investment	$150,334,994	$146,936,754	$147,345,746	$147,247,260	$148,036,528
Core Deposits (2)	$105,702,342	$94,616,105	$85,189,397	$78,210,226	$73,542,871
Total Deposits	$121,118,898	$108,620,789	$98,912,974	$92,407,061	$87,694,942

CAPITAL ONE FINANCIAL CORPORATION (COF)

LOCAL BANKING SEGMENT FINANCIAL & STATISTICAL INFORMATION

	2009	2008	2008	2008	2008
(in thousands)	Q1	Q4	Q3	Q2	Q1
Loans Held for Investment:

Commercial Lending
Commercial and Multi-Family Real Estate	$13,619,009	$13,382,909	$13,043,369	$12,948,037	$12,655,900
Middle Market	9,850,735	10,081,823	9,768,420	8,923,233	8,695,171
Specialty Lending	3,489,813	3,547,287	3,634,212	3,693,532	3,546,200

Total Commercial Lending	$26,959,557	$27,012,019	$26,446,001	$25,564,802	$24,897,271

Small Ticket Commercial Real Estate	$2,568,395	$2,609,123	$2,695,570	$2,746,931	$2,840,594

Small Business Lending	$4,729,266	$4,747,783	$4,580,299	$4,555,432	$4,588,500

Consumer Lending
Mortgages	$6,831,471	$7,187,805	$7,402,290	$7,803,032	$8,214,624
Branch Based Home Equity & Other Consumer	3,593,638	3,773,397	3,782,342	3,887,936	3,938,849

Total Consumer Lending	$10,425,109	$10,961,202	$11,184,632	$11,690,968	$12,153,473

Other	$(223,652)	$(247,146)	$(243,684)	$(287,399)	$(282,753)

Total Loans Held for Investment	$44,458,675	$45,082,981	$44,662,818	$44,270,734	$44,197,085

Non Performing Asset Rates (9):

Commercial Lending
Commercial and Multi-Family Real Estate	1.98%	1.20%	1.06%	0.87%	0.46%
Middle Market	0.57%	0.43%	0.26%	0.31%	0.42%
Specialty Lending	1.16%	1.05%	0.38%	0.25%	0.18%

Total Commercial Lending	1.36%	0.89%	0.67%	0.58%	0.41%

Small Ticket Commercial Real Estate	8.00%	6.67%	4.49%	2.74%	1.62%

Small Business Lending	1.95%	1.79%	1.14%	1.17%	1.00%

Consumer Lending
Mortgages	2.36%	1.55%	1.41%	1.22%	0.81%
Branch Based Home Equity & Other Consumer	0.58%	0.46%	0.40%	0.39%	0.35%

Total Consumer Lending	1.75%	1.18%	1.07%	0.95%	0.66%

Total Non Performing Asset Rate	1.91%	1.39%	1.05%	0.88%	0.62%

Net Charge Off Rates:

Commercial Lending
Commercial and Multi-Family Real Estate	0.62%	1.15%	0.14%	0.10%	0.02%
Middle Market	0.07%	0.48%	0.15%	0.05%	0.15%
Specialty Lending	0.85%	0.47%	0.26%	0.16%	0.05%

Total Commercial Lending	0.45%	0.81%	0.16%	0.09%	0.07%

Small Ticket Commercial Real Estate	1.75%	0.90%	0.10%	(0.03)%	0.30%

Small Business Lending	1.55%	1.12%	1.17%	0.91%	0.97%

Consumer Lending
Mortgages	0.46%	0.48%	0.50%	0.35%	0.11%
Branch Based Home Equity & Other Consumer	1.42%	1.34%	1.01%	1.02%	1.21%

Total Consumer Lending	0.79%	0.78%	0.67%	0.57%	0.46%

Total Net Charge Off Rate	0.76%	0.90%	0.46%	0.34%	0.31%

CAPITAL ONE FINANCIAL CORPORATION (COF)

NATIONAL LENDING SUB-SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1), (8)

	2009	2008		2008	2008	2008
(in thousands)	Q1	Q4		Q3	Q2	Q1
US Card:
Interest Income	$1,971,389	$2,179,456		$2,240,896	$2,132,284	$2,433,665
Interest Expense	466,694	570,751		624,858	608,655	689,951

Net interest income	$1,504,695	$1,608,705		$1,616,038	$1,523,629	$1,743,714
Non-interest income	883,891	1,018,689		1,027,918	1,010,177	1,070,831
Provision for loan losses	1,521,997	2,000,928		1,240,580	1,099,453	1,120,025
Non-interest expenses	862,915	896,572		872,588	910,619	938,860
Income tax provision	1,286	(94,537)		185,775	183,307	264,481

Net income (loss)	$2,388	$(175,569)		$345,013	$340,427	$491,179

Loans Held for Investment	$67,015,166	$70,944,581		$69,361,743	$68,059,998	$67,382,004
Average Loans Held for Investment	$69,187,704	$69,643,290		$68,581,983	$67,762,384	$68,544,190
Loans Held for Investment Yield	11.40%	12.52%		13.07%	12.59%	14.20%
Net Interest Margin	8.70%	9.24%		9.43%	8.99%	10.18%
Revenue Margin	13.81%	15.09%		15.42%	14.96%	16.42%
Risk Adjusted Margin	5.42%	8.01%		9.29%	8.70%	10.58%
Non-Interest Expenses as a % of Average Loans Held for Investment	4.99%	5.15%		5.09%	5.38%	5.48%
Efficiency Ratio (5)	36.13%	34.12%		33.00%	35.94%	33.36%
Net charge-off rate	8.39%	7.08%		6.13%	6.26%	5.85%
Delinquency Rate (30+ days)	5.08%	4.78%		4.20%	3.85%	4.04%
Purchase Volume (7)	$21,601,837	$25,217,781		$26,536,070	$26,738,213	$24,543,082
Number of Loan Accounts (000s)	35,273	37,436		37,916	38,415	40,611

Auto Finance:
Interest Income	$606,392	$622,244		$635,305	$666,499	$690,919
Interest Expense	236,389	255,501		265,804	276,911	289,357

Net interest income	$370,003	$366,743		$369,501	$389,588	$401,562
Non-interest income	19,965	12,846		14,607	15,672	16,110
Provision for loan losses	166,169	437,572		244,078	230,614	408,251
Goodwill impairment charge	—	810,876	(10)	—	—	—
Non-interest expenses	113,884	127,075		117,677	123,021	136,169
Income tax (benefit) provision	38,470	(71,290)		7,824	18,069	(44,362)

Net income (loss)	$71,445	$(924,644)		$14,529	$33,556	$(82,386)

Loans Held for Investment	$20,667,910	$21,481,911		$22,306,394	$23,401,160	$24,633,665
Average Loans Held for Investment	$21,110,528	$21,954,587		$22,857,540	$24,098,881	$25,047,501
Loans Held for Investment Yield	11.49%	11.34%		11.12%	11.06%	11.03%
Net Interest Margin	7.01%	6.68%		6.47%	6.47%	6.41%
Revenue Margin	7.39%	6.92%		6.72%	6.73%	6.67%
Risk Adjusted Margin	2.51%	1.24%		1.73%	2.88%	2.69%
Non-Interest Expenses as a % of Average Loans Held for Investment	2.16%	2.32	%(11)	2.06%	2.04%	2.17%
Efficiency Ratio (5)	29.20%	33.48	%(11)	30.64%	30.36%	32.60%
Net charge-off rate	4.88%	5.67%		5.00%	3.84%	3.98%
Delinquency Rate (30+ days)	7.52%	9.91%		9.32%	7.62%	6.42%
Auto Loan Originations	$1,463,402	$1,476,136		$1,444,291	$1,513,686	$2,440,227
Number of Loan Accounts (000s)	1,610	1,634		1,665	1,710	1,763

International:
Interest Income	$260,164	$303,069		$375,245	$382,990	$405,433
Interest Expense	73,171	95,290		129,249	128,678	142,126

Net interest income	$186,993	$207,779		$245,996	$254,312	$263,307
Non-interest income	101,590	119,531		153,097	138,961	139,173
Provision for loan losses	160,789	163,601		193,855	140,575	148,944
Non-interest expenses	123,971	178,117		186,131	202,927	204,142
Income tax provision	1,776	(3,233)		7,027	16,120	16,084

Net income (loss)	$2,047	$(11,175)		$12,080	$33,651	$33,310

Loans Held for Investment	$8,069,961	$8,720,642		$10,254,713	$10,740,644	$10,987,733
Average Loans Held for Investment	$8,382,679	$9,440,972		$10,703,229	$10,767,981	$11,381,942
Loans Held for Investment Yield	12.41%	12.84%		14.02%	14.23%	14.25%
Net Interest Margin	8.92%	8.80%		9.19%	9.45%	9.25%
Revenue Margin	13.77%	13.87%		14.91%	14.61%	14.14%
Risk Adjusted Margin	6.47%	8.02%		9.01%	8.54%	8.84%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.92%	7.55%		6.96%	7.54%	7.17%
Efficiency Ratio (5)	42.96%	54.42%		46.64%	51.60%	50.72%
Net charge-off rate	7.30%	5.84%		5.90%	6.07%	5.30%
Delinquency Rate (30+ days)	6.25%	5.51%		5.24%	5.35%	5.12%
Purchase Volume (7)	$1,871,723	$2,346,969		$2,857,975	$2,879,223	$2,716,060
Number of Loan Accounts (000s)	5,666	5,747		5,733	5,687	5,691

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT AND NATIONAL LENDING SUB-SEGMENT

FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS NOTES

(1)	The information in this financial and statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures.” In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented. The results of GreenPoint’s mortgage servicing business are reported in continuing operations for all periods presented. Effective Q4 2007, GreenPoint’s held for investment commercial and consumer loan portfolio results are included in continuing operations.

(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.

(3)	Net Interest Margin—Loans equals net interest income earned on loans divided by average managed loans.

(4)	Net Interest Margin—Deposits equals net interest income earned on deposits divided by average deposits.

(5)	Efficiency Ratio equals non-interest expenses divided by total managed revenue.

(6)	The balances and results of Chevy Chase Bank, FSB are included in the Other segment for Q1 2009.

(7)	Includes all purchase transactions net of returns and excludes cash advance transactions.

(8)	In Q1 2008 the Company reorganized its National Lending sub-segments from U.S. Card, Auto Finance and Global Financial Services to U.S. Card and Other National Lending. The U.S. Card sub-segment contains the results of the Company’s domestic credit card business, small business lending and the installment loan business. The Other National Lending subsegment contains the results of the Company’s auto finance business and the Company’s international lending businesses. Components of the Other National Lending sub-segment are separately disclosed. Segment and sub-segment results have been restated for all periods presented.

(9)	Non performing assets is comprised of non performing loans and foreclosed assets. The non performing asset rate equals non performing assets divided by the sum of loans held for investment plus foreclosed assets.

(10)	In Q4 2008 the Company recorded impairment of goodwill in its Auto Finance sub-segment of $810.9 million.

(11)	Excludes the impact of the goodwill impairment of $810.9 million recorded in the Auto Finance component of National Lending.

(12)	Excludes acquired Chevy Chase Bank, FSB branches of 250 and ATM locations of 907.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended March 31, 2009

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures (3)
Net interest income	$1,786,751	$957,002	$2,743,753
Non-interest income	1,090,334	(104,182)	986,152

Total revenue	2,877,085	852,820	3,729,905
Provision for loan and lease losses	1,279,137	852,820	2,131,957
Net charge-offs	$1,137,787	$852,820	$1,990,607

Balance Sheet Measures
Loans held for investment	$105,526,911	$44,808,083	$150,334,994
Total assets	$177,387,459	$42,526,347	$219,913,806
Average loans held for investment	$103,445,130	$43,939,686	$147,384,816
Average earning assets	$144,475,107	$41,442,153	$185,917,260
Average total assets	$168,475,773	$41,679,299	$210,155,072
Delinquencies	$4,758,370	$2,311,450	$7,069,820

(1)	Income statement adjustments reclassify the net of finance charges of $1,072.8 million, past-due fees of $201.6 million, other interest income of $(33.7) million and interest expense of $283.7 million; and net charge-offs of $852.8 million from non-interest income to net interest income and provision for loan and lease losses, respectively.

(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

(3)	Based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of Mar 31 2009	As of Dec 31 2008	As of Mar 31 2008
Assets:
Cash and due from banks	$3,076,926	$2,047,839	$2,324,079
Federal funds sold and resale agreements	663,721	636,752	1,842,775
Interest-bearing deposits at other banks	4,013,678	4,806,752	663,838

Cash and cash equivalents	7,754,325	7,491,343	4,830,692
Securities available for sale	36,326,951	31,003,271	22,190,051
Securities held to maturity	90,990	—	—
Mortgage loans held for sale	289,337	68,462	192,584
Loans held for investment	105,526,911	101,017,771	98,356,088
Less: Allowance for loan and lease losses	(4,648,031)	(4,523,960)	(3,273,355)

Net loans held for investment	100,878,880	96,493,811	95,082,733
Accounts receivable from securitizations	4,850,508	6,342,754	5,396,943
Premises and equipment, net	2,790,733	2,313,106	2,316,233
Interest receivable	815,738	827,909	750,319
Goodwill	13,076,754	11,964,487	12,826,419
Other	10,513,243	9,408,309	7,022,553

Total assets	$177,387,459	$165,913,452	$150,608,527

Liabilities:
Non-interest-bearing deposits	$12,422,456	$11,293,852	$11,071,116
Interest-bearing deposits	108,696,442	97,326,937	76,623,826
Senior and subordinated notes	8,258,212	8,308,843	9,834,392
Other borrowings	14,610,092	14,869,648	21,673,670
Interest payable	656,769	676,398	509,278
Other	5,999,327	6,825,341	6,276,718

Total liabilities	150,643,298	139,301,019	125,989,000

Stockholders’ Equity:
Preferred stock	3,115,722	3,096,466	—
Common stock	4,425	4,384	4,213
Paid-in capital, net	17,348,217	17,278,102	15,918,230
Retained earnings and cumulative other comprehensive income	9,444,639	9,399,368	11,860,288
Less: Treasury stock, at cost	(3,168,842)	(3,165,887)	(3,163,204)

Total stockholders’ equity	26,744,161	26,612,433	24,619,527

Total liabilities and stockholders’ equity	$177,387,459	$165,913,452	$150,608,527

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended
	Mar 31 2009	Dec 31 2008	Mar 31 2008
Interest Income:
Loans held for investment, including past-due fees	$2,190,331	$2,306,796	$2,508,393
Investment securities	394,780	367,902	257,741
Other	63,117	94,123	113,391

Total interest income	2,648,228	2,768,821	2,879,525

Interest Expense:
Deposits	631,848	684,756	610,389
Senior and subordinated notes	58,044	92,519	140,970
Other borrowings	171,585	189,149	316,249

Total interest expense	861,477	966,424	1,067,608

Net interest income	1,786,751	1,802,397	1,811,917
Provision for loan and lease losses	1,279,137	2,098,921	1,079,072

Net interest income (loss) after provision for loan and lease losses	507,614	(296,524)	732,845

Non-Interest Income:
Servicing and securitizations	453,637	590,948	1,083,062
Service charges and other customer-related fees	506,125	557,331	574,061
Mortgage servicing and other	23,380	14,048	35,255
Interchange	140,091	129,409	151,902
Other	(32,899)	76,550	212,198

Total non-interest income	1,090,334	1,368,286	2,056,478

Non-Interest Expense:
Salaries and associate benefits	554,431	574,199	611,280
Marketing	162,712	264,943	297,793
Communications and data processing	199,104	196,924	187,243
Supplies and equipment	118,900	130,038	130,931
Occupancy	100,251	112,492	88,080
Restructuring expense	17,627	52,839	52,759
Goodwill impairment charge	—	810,876	—
Other	592,067	615,632	454,191

Total non-interest expense	1,745,092	2,757,943	1,822,277

Income (loss) from continuing operations before Income taxes	(147,144)	(1,686,181)	967,046
Income taxes	(60,223)	(289,856)	334,491

Income (loss) from continuing operations, net of tax	(86,921)	(1,396,325)	632,555
Loss from discontinued operations, net of tax	(24,958)	(25,221)	(84,051)

Net income (loss)	$(111,879)	$(1,421,546)	$548,504

Net income (loss) available to common shareholders	$(176,069)	$(1,454,269)	$548,504

Basic earnings per common share
Income (loss) from continuing operations	$(0.39)	$(3.67)	$1.71
Loss from discontinued operations	(0.06)	(0.07)	(0.23)

Net Income (loss) per common share	$(0.45)	$(3.74)	$1.48

Diluted earnings per common share
Income (loss) from continuing operations	$(0.39)	$(3.67)	$1.70
Loss from discontinued operations	(0.06)	(0.07)	(0.23)

Net Income (loss) per common share	$(0.45)	$(3.74)	$1.47

Dividends paid per common share	$0.375	$0.375	$0.375

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (1)

(dollars in thousands)(unaudited)

Reported	Quarter Ended 03/31/09			Quarter Ended 12/31/08			Quarter Ended 03/31/08
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$103,445,130	$2,190,331	8.47%	$99,334,890	$2,306,796	9.29%	$99,818,867	$2,508,393	10.05%
Investment Securities (2)	34,209,102	394,780	4.62%	28,961,247	367,902	5.08%	21,210,882	257,741	4.86%
Other	6,802,386	63,117	3.71%	9,502,781	94,123	3.96%	6,790,011	113,391	6.68%

Total earning assets	$144,456,618	$2,648,228	7.33%	$137,798,918	$2,768,821	8.04%	$127,819,760	$2,879,525	9.01%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$10,842,553	$11,554	0.43%	$9,874,696	$28,460	1.15%	$3,958,482	$17,714	1.79%
Money market deposit accounts	30,839,817	115,017	1.49%	28,556,264	171,891	2.41%	29,636,896	211,436	2.85%
Savings accounts	7,631,999	7,210	0.38%	7,275,816	11,774	0.65%	8,064,412	24,008	1.19%
Other consumer time deposits	37,097,765	371,194	4.00%	33,712,504	337,651	4.01%	18,429,463	204,942	4.45%
Public fund CD’s of $100,000 or more	1,209,347	5,146	1.70%	1,213,364	7,323	2.41%	1,671,936	15,718	3.76%
CD’s of $100,000 or more	10,673,089	107,215	4.02%	9,508,463	104,134	4.38%	8,756,978	99,264	4.53%
Foreign time deposits	2,557,479	14,512	2.27%	3,002,402	23,523	3.13%	3,648,797	37,307	4.09%

Total interest-bearing deposits	$100,852,049	$631,848	2.51%	$93,143,509	$684,756	2.94%	$74,166,964	$610,389	3.29%
Senior and subordinated notes	7,771,343	58,044	2.99%	8,034,423	92,519	4.61%	10,099,878	140,970	5.58%
Other borrowings	15,697,078	171,585	4.37%	16,428,096	189,149	4.61%	25,449,240	316,249	4.97%

Total interest-bearing liabilities	$124,320,470	$861,477	2.77%	$117,606,028	$966,424	3.29%	$109,716,082	$1,067,608	3.89%

Net interest spread			4.56%			4.75%			5.12%

Interest income to average earning assets			7.33%			8.04%			9.01%
Interest expense to average earning assets			2.38%			2.81%			3.34%

Net interest margin			4.95%			5.23%			5.67%

(1)	Average balances, income and expenses, yields and rates are based on continuing operations.

(2)	Includes securities available for sale and securities held to maturity.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (2)

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 03/31/09			Quarter Ended 12/31/08			Quarter Ended 3/31/08
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$147,384,816	$3,478,362	9.44%	$146,586,152	$3,808,363	10.39%	$149,719,498	$4,316,294	11.53%
Investment Securities (3)	34,209,102	394,780	4.62%	28,961,247	367,902	5.08%	21,210,882	257,741	4.86%
Other	4,304,853	15,743	1.46%	7,112,807	29,558	1.66%	4,778,178	54,221	4.54%

Total earning assets	$185,898,771	$3,888,885	8.37%	$182,660,206	$4,205,823	9.21%	$175,708,558	$4,628,256	10.54%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$10,842,553	$11,554	0.43%	$9,874,696	$28,460	1.15%	$3,958,482	$17,714	1.79%
Money market deposit accounts	30,839,817	115,017	1.49%	28,556,264	171,891	2.41%	29,636,896	211,436	2.85%
Savings accounts	7,631,999	7,210	0.38%	7,275,816	11,774	0.65%	8,064,412	24,008	1.19%
Other consumer time deposits	37,097,765	371,194	4.00%	33,712,504	337,651	4.01%	18,429,463	204,942	4.45%
Public fund CD’s of $100,000 or more	1,209,347	5,146	1.70%	1,213,364	7,323	2.41%	1,671,936	15,718	3.76%
CD’s of $100,000 or more	10,673,089	107,215	4.02%	9,508,463	104,134	4.38%	8,756,978	99,264	4.53%
Foreign time deposits	2,557,479	14,512	2.27%	3,002,402	23,523	3.13%	3,648,797	37,307	4.09%

Total interest-bearing deposits	$100,852,049	$631,848	2.51%	$93,143,509	$684,756	2.94%	$74,166,964	$610,389	3.29%
Senior and subordinated notes	7,771,343	58,044	2.99%	8,034,423	92,519	4.61%	10,099,878	140,970	5.58%
Other borrowings	15,697,078	171,585	4.37%	16,428,096	189,149	4.61%	25,449,240	316,249	4.97%
Securitization liability	41,766,616	283,655	2.72%	45,610,272	471,517	4.14%	49,270,231	583,798	4.74%

Total interest-bearing liabilities	$166,087,086	$1,145,132	2.76%	$163,216,300	$1,437,941	3.52%	$158,986,313	$1,651,406	4.15%

Net interest spread			5.61%			5.69%			6.39%

Interest income to average earning assets			8.37%			9.21%			10.54%
Interest expense to average earning assets			2.47%			3.15%			3.76%

Net interest margin			5.90%			6.06%			6.78%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

(2)	Average balances, income and expenses, yields and rates are based on continuing operations.

(3)	Includes securities available for sale and securities held to maturity.

Press Release
Contacts: Investor Relations Jeff Norris Danielle Dietz 703.720.2455 703.720.2455	Media Relations Tatiana Stead Julie Rakes 703.720.2352 804.284.5800

FOR IMMEDIATE RELEASE: April 21, 2009

Capital One Reports Net Loss of $0.45 per Common Share (diluted)

First Quarter Net Loss of $86.9 million, or $0.39 per Common Share, from Continuing

Operations, including $124.1 million addition to allowance

•	Pre-provision earnings of $2.0 billion in the first quarter were essentially even with the previous quarter.
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Capital ratios remain strong – tangible common equity to tangible managed assets, or “TCE ratio”, increased to 4.8 percent, up 20 basis points from December 31, 2008 pro forma TCE ratio of 4.6 percent; Tier 1 risk-based capital ratio of an estimated 11.4 percent.

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The company grew its investment portfolio to $36.4 billion and deposits increased to $121.1 billion, including $14.0 billion of deposits from the acquisition of Chevy Chase Bank, which was completed in the first quarter.

McLean, Va. (Apr 21, 2009) – Capital One Financial Corporation (NYSE: COF) today announced a net loss for the first quarter of 2009 of $111.9 million, or $0.45 per common share (diluted), compared with a net loss of $1.4 billion, or $3.74 per common share (diluted), in the fourth quarter of 2008 and earnings of $548.5 million, or $1.47 per common share (diluted) in the first quarter of 2008. Net loss from continuing operations for the first quarter was $86.9 million, or $0.39 per common share (diluted).

“While our first quarter results reflected significant pressures from the worsening economy, our balance sheet remained a source of strength,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We continued to build our allowance, increase coverage ratios, and manage our capital levels well in excess of regulatory requirements.

While we remain cautious about near-term economic challenges, we are confident that our balance sheet provides the stability to weather the current economic crisis and the flexibility to generate value on the other side.”

Total Company Results

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The company added $124.1 million to allowance for loan losses in anticipation of higher expected charge-offs in 2009. Allowance as a percent of reported loans increased 36 basis points in the first quarter of 2009 to 4.8 percent. The coverage ratio does not include the $9.5 billion of Chevy Chase Bank loans that were added to the balance sheet in the first quarter.

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Capital One now expects that managed charge-off dollars in 2009 will be higher than the $8.6 billion outlook for 2009 projected in the fourth quarter of 2008. The company has chosen not to specifically update its outlook for managed charge-offs given significant uncertainty in the economy.

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Total managed revenues in the first quarter of 2009 of $3.7 billion declined $221.1 million, or approximately 5.6 percent relative to the fourth quarter of 2008. Revenue declined as a result of declining purchase volumes, changes in the mix of earning assets, and the combination of improving early stage delinquencies and worsening later stage delinquencies.

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Total deposits on March 31, 2009 were $121.1 billion, including $14.0 billion of deposits from the acquisition of Chevy Chase Bank in the first quarter. (Chevy Chase Bank deposits are reported in the Other segment for the first quarter only.) Total deposits increased 11.5 percent from the fourth quarter of 2008.

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Managed loans held for investment increased by $3.4 billion, or 2.3 percent, from the fourth quarter of 2008 to $150.3 billion at March 31, 2009 and increased $2.3 billion, or 1.6 percent, relative to the year ago quarter. The first quarter of 2009 includes the addition of $9.5 billion of Chevy Chase Bank loans, which appear in the Other segment.

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Non-interest expense declined $202.0 million in the first quarter of 2009 as compared to the fourth quarter of 2008 as a result of the company’s continuing efforts to achieve operating efficiency improvements and lower marketing expenses in the current economic environment. The managed efficiency ratio decreased 162 basis points to 46.31 percent in the first quarter of 2009 from 47.94 percent in the fourth quarter of 2008.

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Tangible common equity to tangible managed assets, or “TCE ratio,” was 4.8 percent on March 31, 2009, an improvement of 20 basis points from the pro forma year-end level of 4.6 percent. The Tier 1 risk-based capital ratio of an estimated 11.4 percent continues to be well above the regulatory minimum.

“Deposits now comprise approximately two-thirds of our funding, providing a lower cost of funds while enabling us to support our lending without participating in any government-assisted funding program such as TLGP or TALF,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “Our ample liquidity, coupled with solid capital ratios, provides a strong balance sheet foundation from which we can serve the needs of our consumer and commercial customers on Main Street.”

Segment Results

Local Banking Segment highlights

The Local Banking business posted a net loss of $36.2 million in the quarter. Revenues declined as a result of falling interest rates and provision expense remained elevated in the current economic environment.

During the quarter, Local Banking focused on optimizing its deposit strategy. It maintained disciplined pricing and focused efforts on the deposit segments that drive the most profitable and enduring customer relationships. Managed loans in the quarter declined by 1.4 percent. Expected run off of residential mortgage loans more than offset growth in the middle market commercial franchise.

The increase in the non-performing loan percentage in the quarter resulted from continuing economic stress in the metro New York City market, and to a lesser degree, in Louisiana and Texas. Improvement in the Local Banking charge-off rate in the first quarter was driven by the fact that the company took several sizeable charge-offs related to specific loans in its construction portfolio in the fourth quarter of 2008, as well as a reduction in residential mortgage foreclosures as it held off in anticipation of the announcement of the

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administration’s mortgage modification program. The company continues to review the administration’s proposal.

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Local Banking reported a net loss for the first quarter of 2009 of $36.2 million, versus a net loss in the fourth quarter of 2008 of $6.5 million. Net income for Local Banking in the first quarter of 2008 was $75.8 million.

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The net charge-off rate decreased 14 basis points to 76 basis points in the first quarter of 2009 from 90 basis points in the fourth quarter of 2008, while non-performing loans as a percent of loans held for investment of 1.77 percent increased from 1.25 percent at the end of the fourth quarter of 2008.

•	Loans held for investment of $44.5 billion declined $624.3 million, or 1.4 percent, from the fourth quarter of 2008, and were up slightly over the first quarter of 2008.
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Local Banking deposits increased slightly in the first quarter of 2009 to $79.1 billion, up $176.3 million from $78.9 billion at the end of the fourth quarter of 2008. Deposits increased $5.7 billion, or 7.8 percent, from March 31, 2008.

National Lending Segment highlights

The National Lending segment contains the results of the company’s U.S. Card, Auto Finance and International Lending businesses. For details on each of these subsegments’ results, please refer to the Financial Supplement.

All National Lending businesses reported profits in the first quarter of 2009 – U.S. Card delivered $2.4 million, the Auto Finance business reported $71.4 million, and International contributed $2.0 million – for a total net income in the first quarter of $75.9 million.

Economic deterioration continued at a rapid pace during the first quarter, particularly in labor markets, driving increasing delinquency and charge-off rates across the company’s lending businesses, with the exception of Auto Finance. The U.S. Card charge-off rate increased to 8.4 percent for the first quarter of 2009, above the 8.1 percent charge-off rate expectation articulated in the fourth quarter of 2008. Seasonal weakening in bankruptcy trends and declining loan balances resulted in higher charge-off rates compared to the fourth quarter of 2008. The company expects further increases in U.S. Card charge-off rate through

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2009 as the economy continues to weaken. Credit trends in the international business reflect increasing economic deterioration in the UK and Canada. While the Canadian portfolio had been relatively stable for several quarters, the Canadian economy and credit trends began to show signs of weakness in the first quarter.

Auto Finance delinquencies and charge-off rates improved in the first quarter as a result of expected seasonality, improved used car prices and recovery values, and solid performance in recent originations.

While the company originated several billion dollars of new loans in the quarter and added $9.5 billion of Chevy Chase Bank loans, ending loan balances grew by only $3.4 billion.

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National Lending segment revenues of $3.1 billion were down $267.2 million, or 8.0 percent, in the first quarter of 2009 compared to the fourth quarter of 2008, and down $567.6 million, or 15.6 percent, relative to the first quarter of 2008.

•	The company expects the full year U.S. Card revenue margin to be around 15 percent.
•	The delinquency rate was 5.70 percent as of March 31, 2008, a decline of 23 basis points from 5.93 percent as of December 31, 2008.
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The managed net charge-off rate for the National Lending segment increased 89 basis points in the first quarter of 2009 to 7.55 percent from 6.66 percent in the fourth quarter of 2008. The company expects the U.S. Card monthly charge-off rate to cross 10 percent in the next couple of months.

•	Loans held for investment declined $5.4 billion from $101.1 billion at the end of 2008 to $95.8 billion at the end of the first quarter of 2009 and down 7.0 percent relative to year-end 2008.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

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Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and in its Form 8-K dated April 21, 2009, including those regarding total managed charge-off dollars in 2009, the projected charge-off rate and revenue margin in the U.S. Card subsegment; and the company’s plans, objectives, expectations, and intentions, are forward-looking statements. Actual results could differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the UK, or the company’s local markets, including conditions affecting consumer income, confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, deposit activity, and interest rates; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products or financial condition; financial, legal, regulatory, tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s reports on Form 10-K for the fiscal year ended December 31, 2008.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N. A., collectively had $121 billion in deposits and $150 billion in managed loans outstanding as of March 31, 2009. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. and Chevy Chase Bank, F.S.B. have approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia, and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

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NOTE: First quarter 2009 financial results, SEC Filings, and earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a podcast and webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.

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